Exhibit 2.8

                              COOPERATION AGREEMENT

                                 BY AND BETWEEN

                              PITTSTON COAL COMPANY

                                       AND

                       PARAMONT COAL COMPANY VIRGINIA, LLC








                                December 13, 2002



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                                Table of Contents

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
ARTICLE I  DEFINITIONS............................................................................................2
1.1.        Acquisition Agreement.................................................................................2
1.2.        Affiliates, Successors, Assigns, Lessees or Contractors...............................................2
1.3.        Agreement.............................................................................................3
1.4.        Coal Act Liabilities..................................................................................3
1.5.        Communications........................................................................................3
1.6.        Employee Related Liabilities..........................................................................3
1.7.        Paramont Virginia.....................................................................................3
1.8.        PCC...................................................................................................3
1.9.        Recurrence Claim......................................................................................3
1.10.       Third Parties.........................................................................................3
1.11.       UMWA..................................................................................................4
1.12.       Workers' Compensation and Federal Black Lung Liabilities..............................................4
ARTICLE II  COAL ACT LIABILITIES..................................................................................4
2.1.        General...............................................................................................4
ARTICLE III  WORKERS' COMPENSATION AND FEDERAL BLACK LUNG LIABILITIES.............................................6
3.1.        General...............................................................................................6
3.2.        Litigation and Disputes...............................................................................7
3.3.        No Adverse Changes....................................................................................8
3.4.        Recurrence of Prior Claims............................................................................8
ARTICLE IV  EMPLOYEE RELATED LIABILITIES..........................................................................9
4.1.        Employee Related Liabilities..........................................................................9
ARTICLE V  DISPUTE RESOLUTION....................................................................................10
ARTICLE VI  TERM.................................................................................................11
ARTICLE VII  MISCELLANEOUS.......................................................................................11
7.1.        Cooperation..........................................................................................11
7.2.        Continuing Obligations...............................................................................12
7.3.        Paramont Virginia Communication with Third Parties...................................................12
7.4.        Litigation Support...................................................................................13
7.5.        Confidentiality......................................................................................13
7.6.        Governing Law........................................................................................15
7.7.        Successors and Assigns...............................................................................15
7.8.        Notices and Payments.................................................................................15
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                              COOPERATION AGREEMENT


     THIS COOPERATION AGREEMENT, made as of December 13, 2002, by and between PITTSTON COAL COMPANY, a Delaware corporation ("PCC"), on its own behalf and on behalf of its Affiliates, and PARAMONT COAL COMPANY VIRGINIA, LLC, a Delaware limited liability company ("Paramont Virginia"), on its own behalf and on behalf of its Affiliates.

                                    RECITALS

     WHEREAS, Paramont Virginia, PCC and certain Affiliates of PCC have entered into a certain asset purchase agreement as set forth on Schedule A, dated as of October 29, 2002 (such agreement, together with the Exhibits and Schedules attached thereto being hereinafter referred to as the "Acquisition Agreement"), pursuant to which Paramont Virginia has agreed to purchase or acquire from PCC and certain of its Affiliates certain assets, and assume certain liabilities, all upon the terms and subject to the conditions set forth in the Acquisition Agreement;

     WHEREAS, pursuant to the Acquisition Agreement, PCC has agreed to retain certain liabilities and certain assets; and

     WHEREAS, PCC, PCC Parent, Paramont Virginia and Alpha Natural Resources, LLC, a Delaware limited liability company, have entered into the Indemnification and Guaranty Agreement; and

     WHEREAS, PCC and Paramont Virginia desire to establish certain administrative procedures with respect to their respective obligations under the Acquisition Agreement; provided, however, that nothing in this Agreement is intended in any way to reallocate risk or modify the allocation of liabilities in the Acquisition Agreement or the Indemnification and Guaranty Agreement; and provided, further, that nothing in this Agreement, the Acquisition Agreement or the Indemnity Agreement is intended to, nor should be construed to, establish a single employer, joint employer, common employer and/or alter ego relationship between PCC and its Affiliates on the one hand and Paramont Virginia and its Affiliates on the other hand.

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Acquisition Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PCC and Paramont Virginia agree that:

                                    ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified below. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in the Acquisition Agreement.

     1.1. Acquisition Agreement.

     "Acquisition Agreement" shall have the meaning set forth in the Recitals to this Agreement.

     1.2. Affiliates, Successors, Assigns, Lessees or Contractors.

     "Affiliates, Successors, Assigns, Lessees or Contractors" shall mean Paramont Virginia's Affiliates, contractual successors and assigns, and lessees and contractors who, as part of a contractual arrangement with Paramont Virginia or one of its Affiliates, offer employment to the current or former Employees of an Asset Sale Company.


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     1.3. Agreement.

     "Agreement" shall mean this Cooperation Agreement, together with the Schedule[s] attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     1.4. Coal Act Liabilities.

     "Coal Act Liabilities" shall mean those Retained Liabilities specified in
Section 1.89(j) of the Acquisition Agreement.

     1.5. Communications.

     "Communications" shall have the meaning set forth in Section 2.1(a) hereof.

     1.6. Employee Related Liabilities.

     "Employee Related Liabilities" shall mean those Retained Liabilities specified in Sections 1.89(d), 1.89(e), 1.89(f), 1.89(i), 1.89(k), 1.89(l), and
1.89(n) of the Acquisition Agreement.

     1.7. Paramont Virginia.

     "Paramont Virginia" shall have the meaning set forth in the preamble to this Agreement.

     1.8. PCC.

     "PCC" shall have the meaning set forth in the preamble to this Agreement.

     1.9. Recurrence Claim.

     "Recurrence Claim" shall have the meaning set forth in Section 3.4 hereof.

     1.10. Third Parties.

     "Third Parties" shall have the meaning set forth in Section 7.3 hereof.


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     1.11. UMWA.

     "UMWA" shall mean the International Union, United Mine Workers of America, including its district and local unions.

     1.12. Workers' Compensation and Federal Black Lung Liabilities.

     "Workers' Compensation and Federal Black Lung Liabilities" shall mean those Retained Liabilities specified in Sections 1.89(b) and 1.89(c) of the Acquisition Agreement.

                                   ARTICLE II
                              COAL ACT LIABILITIES

     2.1. General.

     In order to assist PCC with regard to the satisfaction of the Coal Act Liabilities, PCC and Paramont Virginia agree as follows:

          (a)  Notices and Communication.

     In the event Paramont Virginia or any of its Affiliates, Successors, Assigns, Lessees or Contractors receive from any administrative, judicial or other source any claims, communications, correspondence, notices, invoices and/or other documents (collectively, "Communications") that are related to the Coal Act Liabilities, Paramont Virginia agrees that it shall, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to:

               (i) promptly send to PCC or its designated Affiliate a copy of any such Communications; and

               (ii) cooperate with PCC in notifying the sender of the
                    Communications that such Communications should be sent to PCC or its designated Affiliate.


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          (b)  Litigation.

     PCC shall have the exclusive right to pursue and/or defend currently pending litigation or to commence and/or defend future litigation, with respect to any issue relating to the Coal Act Liabilities, including, but not limited to, claims pertaining to specific beneficiaries, statutory construction or the constitutionality of the Coal Act, as PCC deems necessary or appropriate.

          (c) Administration. PCC or one or more of its Affiliates shall be solely responsible for administering the Coal Act Liabilities and shall take such actions as it deems necessary or appropriate to administer the Coal Act Liabilities, including, but not limited to:

               (i) pursuing administrative or judicial challenges to the assignment of beneficiaries to PCC or any of its Affiliates in accordance with the terms of the Coal Act;

               (ii) administering claims under the individual employer plan required to be maintained under Section 9711 of the Coal Act, including entering into agreements with third party administrators and resolving or litigating claim disputes;

               (iii) implementing managed care and/or other methods of delivery;
                    and

               (iv) discussing managed care and cost containment options with the UMWA.


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                                  ARTICLE III
            WORKERS' COMPENSATION AND FEDERAL BLACK LUNG LIABILITIES

     3.1. General.

     In order to assist PCC with regard to the satisfaction of the Workers' Compensation and Federal Black Lung Liabilities, PCC and Paramont Virginia agree as follows:

     (a)  Administration.

     PCC or one or more of its Affiliates shall be solely responsible for administering the Workers' Compensation and Black Lung Liabilities, including making such determinations, awarding and denying such benefits, seeking such administrative and judicial rulings and remedies and taking all such other actions as PCC shall deem necessary or appropriate. (b) Notices and Communication.

          (i) Paramont Virginia and PCC agree to cooperate with each other in providing any notices that may be necessary to the appropriate Governmental Authority regarding the allocation between PCC, on the one hand, and Paramont Virginia, on the other hand, of the Workers' Compensation and Federal Black Lung Liabilities.

          (ii) In the event Paramont Virginia or any of its Affiliates, Successors, Assigns, Lessees or Contractors receive any Communications that are related to the Workers' Compensation and Federal Black Lung Liabilities, Paramont Virginia agrees that it shall, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to, send promptly to PCC or its designated Affiliate a copy of any such Communications.

          (iii) Paramont Virginia and PCC agree to cooperate with each other in providing such notices of the allocation of liabilities under the Acquisition Agreement as Paramont Virginia and PCC deems appropriate to any insurer or third party administrator providing services or benefits related to the Workers' Compensation and Federal Black Lung Liabilities.


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     3.2. Litigation and Disputes.

     PCC shall have the right to resolve or defend against any claim that is related to the Workers' Compensation and Federal Black Lung Liabilities in such manner as PCC in its discretion deems appropriate, in accordance with such procedures as PCC deems appropriate and with the controlling Workers' Compensation Act and federal black lung Laws, including raising the defense that Paramont Virginia is the responsible operator under the federal black lung Laws because Paramont Virginia or its Affiliates, Successors, Assigns, Lessees or Contractors is a successor-in-interest to PCC or its Affiliates; provided, however, that Paramont Virginia shall have the right to respond that PCC is the responsible operator under the federal black lung Laws notwithstanding Paramont Virginia's acquisition of the Purchased Assets. PCC also shall have the right to institute or defend against any litigation related to the Workers' Compensation and Federal Black Lung Liabilities, except that PCC shall promptly notify Paramont Virginia of any workers' compensation or federal black lung claim in which it intends to assert that Paramont Virginia is responsible for payment of the same under the Acquisition Agreement, in which case Paramont Virginia shall have the right to intervene in any such action to oppose PCC's position. Any dispute as to which entity is the responsible entity for such workers' compensation claims shall be determined in accordance with the Workers' Compensation Acts, and any dispute as to which entity is the responsible operator for such black lung claims shall be determined in accordance with the federal black lung Laws.


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     3.3. No Adverse Changes.

     Paramont Virginia agrees that it will, and will cause its Affiliates, Successors, Assigns, Lessees or Contractors to, use its or their commercially reasonable efforts to retain in effect any lawful program or practice of PCC or its Affiliates in effect at Closing that is intended to reduce employer liability or the length of time an employee is entitled to receive benefits under the Workers' Compensation Act.

     3.4. Recurrence of Prior Claims.

     In the event Paramont Virginia or any of its Affiliates, Successors, Assigns, Lessees or Contractors receives a claim under the applicable Workers' Compensation Acts or federal black lung Laws and Paramont Virginia or its Affiliates, Successors, Assigns, Lessees or Contractors believes in good faith that such claim relates to, or is a recurrence of, a prior claim that constituted a Workers' Compensation or Federal Black Lung Liability (a "Recurrence Claim"), the provisions of this Section 3.4 shall govern. Paramont Virginia shall promptly notify PCC of any Recurrence Claim and the basis for its determination that such claim is a Recurrence Claim prior to communicating its determination to any other person or entity. If PCC agrees with Paramont Virginia that such claim is a Recurrence Claim, such claim shall be deemed a Workers' Compensation and Federal Black Lung Liability, and the rights and obligations of the parties shall be as provided in this Article III. If PCC disagrees with Paramont Virginia's position, the matter will be submitted to the appropriate Governmental Authority for a determination, with each side being responsible for its respective costs in such procedure. Paramont Virginia recognizes that in the event the employee who has filed the claim disagrees with the position of the parties with respect to a Recurrence Claim, the employee may file a claim with the appropriate Governmental Authority for a determination. In any such case, PCC and Paramont Virginia shall each have the right to defend its position, with each side bearing the cost of its own defense.


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                                   ARTICLE IV
                          EMPLOYEE RELATED LIABILITIES

     4.1. Employee Related Liabilities.

     In order to assist PCC with regard to the satisfaction of the Employee Related Liabilities, PCC and Paramont Virginia agree as follows:

          (a) Administration. PCC or one or more of its Affiliates shall be solely responsible for administering the Employee Related Liabilities, making such determinations, awarding and denying such benefits, seeking such administrative and judicial rulings and remedies and taking all such other actions as PCC shall deem necessary or appropriate.

          (b)  Notices and Communication.

               (i) PCC has the exclusive right to provide such notices as PCC deems necessary or appropriate to Employees or other beneficiaries regarding any matters related to the Employee Related Liabilities and to any third parties providing services or benefits related to the Employee Related Liabilities.

               (ii) In the event Paramont Virginia or any of its Affiliates,
                    Successors, Assigns, Lessees or Contractors receives any Communications that are related to the Employee Related Liabilities, Paramont Virginia shall promptly send, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors promptly to send, such Communications to PCC or its designated Affiliate.


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               (iii) Paramont Virginia agrees to provide on a monthly basis for a period of 12 months following the Closing Date, the names and social security numbers of any non-Classified Employees hired by Paramont Virginia or its Affiliates, Successors, Assigns, Lessees or Contractors and further agrees to provide, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to provide, all information in its or their possession or under its or their control reasonably requested by PCC in order to administer and satisfy any Employee Related Liabilities.

          (c) Litigation. PCC shall have the exclusive right to pursue and/or defend currently pending litigation, or to commence and/or defend future litigation, with respect to any issue related to any Employee Related Liabilities, as PCC shall deem necessary or appropriate.


                                   ARTICLE V
                               DISPUTE RESOLUTION

     Disputes under or alleged violations of this Agreement shall be handled in accordance with the Dispute resolution procedure set forth in Article VII of the Indemnification and Guaranty Agreement.

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                                   ARTICLE VI
                                      TERM

     The term of this Agreement shall commence as of the Closing Date and shall continue through the completed satisfaction of all of the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities.

                                  ARTICLE VII
                                  MISCELLANEOUS

7.1. Cooperation.

          (a) To the extent permitted by Law and on a timely basis, Paramont Virginia agrees to take any reasonable action, provide information and execute any appropriate documents, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to take any reasonable action, provide information and execute any appropriate documents, that PCC reasonably requests in order to assist PCC with regard to the administration and satisfaction of the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities. Upon written request by Paramont Virginia, PCC shall reimburse Paramont Virginia for costs above $10,000 per year that are reasonably incurred by Paramont Virginia or its Affiliates as a result of actions taken by it or them under this Agreement. Prior to payment of such costs, PCC shall be entitled to receive a detailed invoice of such costs from Paramont Virginia if so requested by PCC.

          (b) PCC and Paramont Virginia shall cooperate with each other to determine the timing and manner of transferring the Books and Records to Paramont Virginia after the Closing, provided, however, that Paramont Virginia or its Affiliates shall have immediate access to all such Books and Records while still in the possession of PCC and provided, further, that PCC or its Affiliates shall have reasonable access to, and shall be allowed to copy at its sole expense, any Books and Records to which PCC



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               reasonably believes it needs access or for which PCC reasonably believes it needs copies after the Closing.

     7.2. Continuing Obligations.

     Any failure by PCC or by Paramont Virginia or its Affiliates, Successors, Assigns, Lessees, or Contractors to comply with any of their obligations in this Agreement shall not relieve PCC or Paramont Virginia of any of their Liabilities or obligations under the Acquisition Agreement.

     7.3. Paramont Virginia Communication with Third Parties.

     Unless otherwise agreed to in writing by PCC or except as permitted specifically by this Agreement and the Acquisition Agreement, neither Paramont Virginia nor any of its Affiliates, Successors, Assigns, Lessees or Contractors will make any public statements or communicate with the United Mine Workers of America Combined Benefit Fund, the 1992 UMWA Benefit Plan, any beneficiary of any Employee Benefit Plan, or any other Person or entity (collectively, "Third Parties") with respect to or concerning the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities. Notwithstanding the foregoing, in the event PCC fails to take such actions as are necessary to comply with its obligations under the Acquisition Agreement and this Agreement with respect to any of the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities within a reasonable time after receiving notice from Paramont Virginia that attempts have been or are being made to obtain information concerning or to impose any of the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities on Paramont Virginia or any of its Affiliates, Successors, Assigns, Lessees or Contractors, Paramont Virginia shall be permitted to communicate with the

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appropriate Third Party regarding PCC's obligations with respect to such Coal
Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities. In addition, notwithstanding anything in the foregoing to the contrary, in the event any Third Party contacts Paramont Virginia to inquire about PCC's or any of its Affiliates obligations with respect to such Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities or the Employee Related Liabilities under this Agreement, Paramont Virginia is permitted to direct such Third Party to contact PCC for additional information.

     7.4. Litigation Support.

     In the event and for as long as PCC is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand related to the Coal Act Liabilities, Workers' Compensation and Federal Black Lung Liabilities and the Employee Related Liabilities, Paramont Virginia will, to the extent reasonable, cooperate, and shall cause its Affiliates, Successors, Assigns, Lessees or Contractors to cooperate, with PCC and its counsel in the contest or defense, make available their personnel and provide such testimony and access to their books, documents and records as shall be reasonably necessary in connection with the contest or defense.

     7.5. Confidentiality.

     Except as otherwise provided in this Agreement, each party hereto covenants and agrees to keep confidential the existence of this Agreement and the contents of this Agreement at all times while any provision of this Agreement is in force, unless and to the extent that a party shall be required to disclose the same by generally accepted accounting principles, Law or judicial order or decree or administrative regulation or order or in order to comply with its obligations hereunder; provided, however, that any party that believes it may be

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required to disclose this Agreement or any provisions hereof shall promptly notify the other hereto in writing and afford such other party the opportunity to determine whether disclosure is in fact required or if the scope of the required disclosure can be reduced and provided further, however, that notwithstanding anything in this Section 7.5 or in Section 7.3 hereof to the contrary, without notifying the other party, any party may disclose the existence and contents of this Agreement:

          (a) to any employees within the party's organization who need to know of this Agreement in order for the party to comply with its obligations hereunder, so long as such employees at the time of disclosure are required to comply with this Section 7.5;

          (b) to Paramont Virginia's Affiliates, Successors, Assigns, Lessees, Contractors and their employees, attorneys, accountants, consultants and lenders who need to know of the Agreement, so long as such entities and persons agree to comply with this
               Section 7.5;

          (c) to any third-party contractor whose services the party requires in order for the party to comply with its obligations hereunder so long as such contractor is contractually obligated to comply with this Section 7.5;

          (d) in the financial statements of the party as required by generally accepted accounting principles; or

          (e) to any attorneys, accountants, consultants or lenders of a party for whom the party agrees to be responsible for the compliance herewith.


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     7.6. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, but without reference to the choice of law provision thereof. 7.7. Successors and Assigns.

     This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that PCC may assign its rights hereunder to any Affiliate of PCC after the Closing Date without the consent of Paramont Virginia and Paramont Virginia may assign its rights hereunder to any Affiliate of Paramont Virginia after the Closing Date without the consent of PCC. 7.8. Notices and Payments.

     All Communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five (5) days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 7.8:

If to PCC:                    Pittston Coal Company
                              448 N.E. Main Street
                              P.O. Box 5100
                              Lebanon, Virginia 24266
                              Attention: President

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With a copy to:               Pittston Coal Company
                              c/o The Pittston Company
                              1801 Bayberry Court
                              P.O. Box 18100
                              Richmond, Virginia 23226-8100
                              Attention: General Counsel


And a copy to:                Hunton & Williams
                              Riverfront Plaza, East Tower
                              951 East Byrd Street
                              Richmond, Virginia 23219
                              Attention: Louanna O. Heuhsen, Esq.

If to Paramont Virginia:      Paramont Coal Company Virginia, LLC
                              c/o Alpha Natural Resources, LLC
                              406 West Main Street
                              Abingdon, Virginia 24212
                              Attention:  Vice President

With a copy to:               First Reserve Corporation
                              411 West Putnam, Suite 109
                              Greenwich, Connecticut  06830
                              Attention: Alex T. Krueger
                              First Reserve Corporation
                              1801 California Street, Suite 4110
                              Denver, Colorado  80202
                              Attention:  Thomas R. Denison

                              Bartlit Beck Herman Palenchar & Scott
                              1899 Wynkoop Street, Suite 800
                              Denver, Colorado  80202
                              Attention:  James L. Palenchar, Esq.



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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above. PARAMONT COAL COMPANY VIRGINIA, LLC


                                         By:    /s/ Michael J. Quillen
                                         -------------------------------------
                                         Name:  Michael J. Quillen
                                         Title: Attorney-in-fact



                                         PITTSTON COAL COMPANY


                                         By:    /s/ Michael D. Brown
                                         -------------------------------------
                                         Name:  Michael D. Brown
                                         Title: Vice President - Development and
                                                Technical Resources



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